Exhibit 99.1

PRESS RELEASE

Blackbaud Appoints Two New Directors to Its Board
Yogesh K. Gupta and Rupal S. Hollenbeck Join Blackbaud’s Board of Directors

Charleston, S.C. (December 12, 2022) — Blackbaud (NASDAQ: BLKB), the world’s leading cloud software company powering social good, today appointed two new directors to its board. Yogesh K. Gupta, president and CEO, Progress Software Corporation, and Rupal S. Hollenbeck, chief commercial officer, Check Point Software Technologies, have joined Blackbaud’s board of directors. In addition, Timothy Chou, Ph.D. and Joyce M. Nelson have retired from the Blackbaud board.
“We’re delighted to welcome Yogesh and Rupal to the Blackbaud board of directors,” said Andrew M. Leitch, chairman of the board. “Both individuals bring a wealth of knowledge in enterprise software, digital transformation, global operations and business growth. They will be a tremendous addition to our team of leaders. In addition, we want to acknowledge and thank Tim and Joyce for their many excellent contributions to Blackbaud and its shareholders as they retire from service.”

Yogesh K. Gupta is an experienced CEO with extensive engineering, product development, marketing and merger and acquisition experience. Gupta brings 30-plus years of career expertise in the enterprise software industry, having served as president and CEO of both FatWire and Kaseya, in addition to 18 years serving in product and general management roles at CA Technologies. As the CEO of Progress Software since 2016, and in his prior roles over two decades, Gupta has effectively led large-scale, global businesses and business units, consistently delivering innovation and value.

Rupal S. Hollenbeck is a senior high-tech leader with 25 years of hardware, software and services go-to-market experience on a global and local level. Hollenbeck held various leadership roles at Intel for 23 years, including 15 years overseeing sales, marketing and business development in Asia, before serving as chief marketing officer for Oracle and Cerebras Systems, respectively. She has been the chief commercial officer at Check Point Software Technologies since March 2022. As a general manager and leader, Hollenbeck has built and led high-performing and cross-functional teams and successfully grown and scaled businesses internationally.
“As Blackbaud continues to deliver purpose-built solutions that connect millions of people to causes and institutions around the globe, we are thrilled to welcome two outstanding technology leaders to our board with the appointment of Yogesh and Rupal,” said Mike Gianoni, president and CEO, Blackbaud. “We are well positioned to execute on our long-term goals and to deliver significant value to stakeholders—our customers, shareholders, employees and communities alike—as we enter 2023.”
In addition to Gupta and Hollenbeck, Blackbaud’s board of directors includes Andrew M. Leitch (chairman), Deneen DeFiore, George H. Ellis, Mike Gianoni, D. Roger Nanney and Sarah E. Nash. Earlier this year, Blackbaud adopted tenure limits for independent directors as part of the company’s corporate governance guidelines to ensure an orderly refreshment of the board.
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—

PRESS RELEASE
Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility (CSR) and environmental, social and governance (ESG), school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than four decades, Blackbaud is a remote-first company headquartered in Charleston, South Carolina, with operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com or follow us on Twitter, LinkedIn, Instagram and Facebook.
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Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties, including statements regarding expected benefits of products and product features. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organization; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.